Exhibit 5.1

June 9, 2016

Board of Directors

Golden Star Resources Ltd.

150 King Street West

Sun Financial Tower, Suite 1200

Toronto, Ontario M5H 1J9

Re: Golden Star Resources Ltd.

Dear Sirs:

We have acted as Canadian counsel to Golden Star Resources Ltd. (the “Corporation”), a corporation governed under the federal laws of Canada, with respect to certain legal matters relating to the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Corporation with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the purpose of registering under the Securities Act an aggregate of 10,000,000 common shares of the Corporation, without par value (the “Shares”), issuable pursuant to the Corporation’s Fourth Amended and Restated 1997 Stock Option Plan (the “Plan”).

Examinations

In rendering the opinions below, we have examined and relied upon:

(a)	the Registration Statement;

(b)	a certificate (the “Corporation Certificate”) of an officer of the Corporation dated the date hereof certifying certain matters including, among other things:

(i)	the articles of the Corporation (the “Articles”);

(ii)	the by-laws of the Corporation (the “By-Laws”);

(iii)	the resolution of the board of directors of the Corporation approving the Plan and the resolution of the shareholders of the Corporation approving the Plan; and

(iv)	certain factual matters;

(c)	a certificate of compliance (the “Certificate of Compliance”) dated the date hereof issued pursuant to the Canada Business Corporations Act relating to the Corporation; and

(d)	a copy of the Plan.

We have considered such questions of law and examined such statutes and regulations of the Province of Ontario and of Canada applicable therein as they exist on the date hereof, as we considered necessary or relevant as a basis for our opinions.

Jurisdiction and Effective Date

Our opinions herein are restricted to and based upon the laws of the Province of Ontario and the federal laws of Canada applicable therein in force on the date hereof (collectively, “Ontario Law”).

We assume no obligation to revise or supplement this opinion should Ontario Law change subsequent to the date hereof by legislative action, judicial decision or otherwise or if there is a change in any fact or facts after the date hereof.

Reliance and Assumptions

As a basis for our opinions, we have made the following assumptions and have relied upon the following:

(a)	all signatures on documents submitted to us are genuine, all documents submitted to us as originals are authentic and complete, and all documents submitted to us as copies conform to authentic and complete original documents;

(b)	none of the documents, originals or copies of which we have examined, has been amended, supplemented or revoked; and

(c)	all relevant individuals had full legal capacity at all relevant times.

When our opinion refers to common shares of the Corporation as being “fully-paid and non-assessable”, we express no opinion as to the sufficiency of the consideration received by the Corporation therefor.

Opinions

On the basis of the foregoing assumptions and subject to the qualifications and limitations hereinafter expressed, we are of the opinion that when issued on the exercise of stock options duly granted, vested and exercisable under the Plan, and subject to receipt by the Corporation of the full exercise price therefor in accordance with the provisions of the Plan and the respective terms of the grant of such stock options, the Shares will be issued as fully-paid and non-assessable common shares of the Corporation.

This opinion letter has been prepared to be filed by the Corporation as an exhibit to the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

We hereby consent to be named in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules of the Commission thereunder.

Yours truly,

“Fasken Martineau DuMoulin LLP”